SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this "**Agreement**") is dated as of December 5, 2014

BETWEEN:

LODE STAR GOLD, INC., a Nevada corporation having its executive office at 13529 Skinner Road, Suite N, Cypress, Texas, USA 77429

("**LSG**")

AND:

INTERNATIONAL GOLD CORP., a Nevada corporation having its executive office at 666 Burrard Street, Suite 600, Vancouver, British Columbia, Canada V6E 4M3

(the "**Corporation**")

AND:

ROBERT M. BAKER, an individual with an address at 885 Pyrford Road, West Vancouver, British Columbia V7S 2A2 666 Burrard Street, Suite 600, Vancouver, British Columbia, Canada V6E 4M3

("**Baker**", and together with LSG and the Corporation, the "**Parties**")

WHEREAS:

A. LSG and the Corporation are parties to a mineral option agreement dated October 4, 2014 (the "**Option Agreement**"), pursuant to which LSG agreed to grant the Corporation the sole and exclusive option to acquire up to an 80% undivided interest in LSG's Goldfield Bonanza Property (the "**Property**") by paying certain consideration as set forth in the Option Agreement; and

B. The Corporation wishes to sell to LSG and LSG wishes to purchase from the Corporation, 35,000,000 shares of the Corporation's common stock (the "**Shares**") as contemplated by and on the terms set forth in this Agreement.

NOW, THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties covenant and agree as follows:

1. DEFINITIONS

In addition to the terms defined above and throughout this Agreement, in this Agreement the following words and phrases shall have the following meanings:

(a) "**Closing**" means the completion of the issue and sale of the Shares as contemplated in this Agreement;

(b) "**Encumbrances**" has the meaning assigned to such term in the Option Agreement;

(c) "**Exchange Act**" means the United States *Securities Exchange Act of 1934*, as amended;

(d) "**First Option**" has the meaning assigned to such term in the Option Agreement;

(e) "**GAAP**" means United States generally accepted accounting principles applied on a consistent basis;

(f) "**SEC**" means the United States Securities and Exchange Commission;

(g) "**Securities Act**" means the United States *Securities Act of 1933*, as amended;

(h) "**Settlement Agreement**" means the settlement agreement between the Corporation, Woodburn Holdings Ltd. and Baker dated December 5, 2014; and

(i) "**Tax Code**" means the United States *Internal Revenue Code*, as amended.

2. SUBSCRIPTION

Subject to the terms and conditions of this Agreement and in consideration for the granting of the First Option, LSG agrees to purchase at the Closing and the Corporation agrees to sell and issue to LSG at the Closing, the Shares.

3. CLOSING

(a) Closing Date. Subject to the terms and conditions of this Agreement, the Closing shall take place at 11:00 a.m. (Pacific Standard Time) on December 11, 2014, at the offices of the solicitors of LSG, or at such other place, date and time as may be mutually agreed to by the Parties in writing.

(b) Closing Deliveries. At the Closing, the Corporation shall deliver the following to LSG:

(i) one or more certificates representing the Shares, or evidence satisfactory to LSG that the issuance of the Shares has been completed in the electronic registration system maintained by the Corporation's transfer agent;

(ii) such financial documents and information concerning the Corporation that is reasonably able to deliver;

(iii) the Corporation's original minute book and all other original corporate documents and agreements;

(iv) the resignation of Baker as the President and Chief Executive Officer of the Corporation and a resolution of the Corporation's Board of Directors appointing Mark Walmesley to fill the resulting vacancies;

(v) a fully executed copy of the Settlement Agreement; and

(vi) such other documents and instruments as LSG may reasonably request.

4. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation, jointly and severally, represent and warrant to LSG that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing (as though made then and as though the date of the Closing were substituted for the date of this Agreement throughout this Section 4).

(a) No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery of this Agreement by the Corporation and the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly and validly executed by the Corporation, and constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations on the availability of equitable remedies.

(c) The Corporation is a corporation in good standing duly incorporated in the State of Nevada. The Corporation is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Corporation has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business. The Corporation has no subsidiaries and does not control any other subsidiaries, directly or indirectly, or have any direct or indirect equity participation in any other entity.

(d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor the compliance by the Corporation with the terms and conditions hereof will violate, conflict with or result in a breach of any term or provision of any agreement to which the Corporation is bound or is a party, or the Corporation's Articles of Incorporation or Bylaws, or constitute a default under, or cause the acceleration of the maturity of any obligation of the Corporation under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Corporation or any property or assets of the Corporation.

(e) The Corporation's authorized capital stock consists of 100,000,000 shares of common stock, $0.00001 par value per share, of which 11,509,000 shares are issued and outstanding. The Corporation has not reserved any shares of its common stock for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, such common stock. All of the issued and outstanding shares of the Corporation's common stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including applicable federal and state securities laws. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of the common stock of the Corporation or securities exercisable or exchangeable for, or convertible into, such common stock, nor is the Corporation committed to issue any such options, warrants, rights or securities. There are no agreements relating to the voting, purchase or sale of the common stock of the Corporation (i) between or among the Corporation and any of its stockholders or (ii) to the knowledge of the Corporation, between or among any of the Corporation's stockholders. The Corporation is not a party to any agreement granting any stockholder of the Corporation the right to cause the Corporation to register shares of the Corporation's common stock held by such stockholder under the Securities Act. The most recent shareholder list provided by the Corporation to LSG is a current list generated by the Corporation's transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Corporation's common stock.

(f) The Corporation does not have any restrictions in place relative to its ability to implement any forward or reverse split of its common stock.

(g) There is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or threatened against the Corporation.

(h) The Corporation has at least one market maker for its common stock.

(i) Upon their issuance, the Shares will be duly authorized and validly allotted and issued as fully paid and non-assessable shares of the Corporation's common stock, free of any Encumbrances.

(j) Since its inception, the Corporation has filed or furnished (i) all reports, schedules, forms, statements, prospectuses and other documents required to be filed with, or furnished to, the SEC by the Corporation (all such documents, as amended or supplemented, are referred to collectively as the "**SEC Documents**") and (ii) all certifications and statements required by (x) Rule 13a-14 or 15d-14 under the Exchange Act, or (y) 18 U.S.C. §1350 (Section 906 of the *Sarbanes-Oxley Act of 2002*) with respect to any applicable SEC Document (collectively, the "**SOX Certifications**"), and the Corporation has made available to LSG, including by LSG having access to publicly available documents on the SEC's website at www.sec.gov, all SOX Certifications and

comment letters received by the Corporation from the staff of the SEC and all responses to such comment letters by or on behalf of the Corporation.

(k) Since its inception, the Corporation has complied in all respects with its filing obligations under the Securities Act and the Exchange Act. Each of the audited financial statements and related schedules and notes thereto and unaudited interim financial statements of the Corporation (collectively, the "**Financial Statements**") contained in the SEC Documents (or incorporated therein by reference) were prepared in accordance with GAAP except as noted therein, and fairly present in all respects the financial position of the Corporation as of the dates thereof and the results of its operations, cash flows and changes in stockholders' equity for the periods then ended, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments (the effect of which shall not, individually or in the aggregate, be materially adverse) and, such financial statements complied as to form as of their respective dates in all respects with applicable rules and regulations of the SEC. The financial statements referred to herein reflect the consistent application of GAAP throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any entity not already included in such financial statements are required by GAAP to be included in the financial statements of the Corporation. As of their respective dates, each SEC Document was prepared in accordance with and complied with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, and the SEC Documents (including all financial statements included therein and all exhibits and schedules thereto and all documents incorporated by reference therein) did not, as of the date of effectiveness in the case of a registration statement, the date of mailing in the case of a proxy or information statement and the date of filing in the case of any other SEC Documents, contain any untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Corporation nor any of its officers has received notice from the SEC or any other governmental authority questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of the SOX Certifications.

(l) The Corporation does not employ any employees or maintain any employee benefit or stock option plans.

(m) Since September 30, 2014, there has not been any event or condition of any character which has materially and adversely affected, or may be expected to materially and adversely affect, the Corporation's business or prospects, including, but not limited to any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Corporation from that shown in the financial statements of the Corporation included in its most recent annual report on Form 10-K filed with the SEC for the fiscal year ended

December 31, 2013 and most recent quarterly report on Form 10-Q filed with the SEC for the period ended September 30, 2014.

(n) The Corporation has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against the Corporation alleging any failure so to comply. Neither the Corporation, nor any officer, director, employee, consultant or agent of the Corporation has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Corporation or any officers, directors, employees, consultants or agents of the Corporation to administrative or criminal penalties or sanctions.

(o) No representation or warranty by the Corporation in this Agreement, nor in any certificate or schedule delivered or to be delivered pursuant hereto contains or shall contain any untrue statement of material fact, or omits or shall omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5. REPRESENTATIONS AND WARRANTIES OF LSG

LSG represents and warrants to the Corporation as follows:

(a) LSG has the power and authority to execute, deliver and perform LSG's obligations under this Agreement and to carry out the transactions contemplated hereby. No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or the consent of any third party is required in connection with the execution and delivery of this Agreement by LSG and the consummation of the transactions contemplated hereby.

(b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor the compliance by LSG with the terms and conditions hereof will violate, conflict with, or result in a breach of any term or provision of any agreement to which LSG is bound or is a party, or constitute a default under, or cause the acceleration of the maturity of any obligation of LSG under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to LSG or any property or assets of LSG.

(c) This Agreement constitutes a valid and binding obligation of LSG, enforceable against LSG in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other laws affecting creditor's rights generally or by limitations on the availability of equitable remedies.

(d) LSG is acquiring the Shares for its own account for investment purposes and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act. LSG understands and acknowledges that it may not sell or otherwise transfer the Shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available. LSG has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of acquiring the Shares.

(e) LSG understands and acknowledges that the Shares are "restricted securities" under the Securities Act and that the Shares may not be sold, assigned, pledged, transferred or otherwise disposed of absent registration under the Securities Act or the availability of an applicable exemption therefrom; and LSG understands that any certificates representing the Shares will bear a legend consistent with these restrictions on transferability.

6. BROKERS & FINDERS

Neither LSG, the Corporation or Baker, nor any agents on their behalf, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Option Agreement.

7. PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the date of this Agreement and the Closing.

(a) General. The Parties shall each use their best efforts to take all action and to do all things necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the closing conditions set forth in Section 9).

(b) Due Diligence. Prior to the Closing, LSG shall be entitled to conduct a due diligence investigation relative to the Corporation and the representations, warranties and covenants of the Corporation. The Corporation agrees to provide LSG and its agents and representatives with any and all due diligence documents reasonably requested, including but not limited to financial statements and evidence of the Corporation's good standing in all jurisdictions where it is authorized to do business. LSG shall have the right, in its sole discretion, to terminate this Agreement at any time prior to the Closing for any reason without any liability therefore.

(c) Notices and Consents. The Corporation shall give any notices to third parties and use its best efforts to obtain any third party consents that LSG may reasonably request. Each of the Parties shall give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents and approvals of governmental authorities necessary in order to consummate the transactions contemplated hereby. LSG agrees to cooperate fully with the Corporation in the preparation of any forms, notices or filings and to provide all information needed in a timely manner, so as not to cause undue delay in the filing such forms, notices or filings or any amendment thereto. Otherwise, the Corporation is not aware of any third party consent nor other filing or notice to any third party that is necessary in respect of this Agreement.

(d) .Notice of Developments. Each of the Parties shall give prompt written notice to the other of any material adverse development causing a breach or potential breach of any of the representations and warranties in Sections 4 or 5, as the case may be. No disclosure by any Party pursuant to this Section 7, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

8. POST-CLOSING COVENANTS

The Parties agree as follows with respect to the period following the Closing.

(a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each Party shall take such further action (including the execution and delivery of such further instruments and documents) as the other Party or Parties may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 1). The Corporation acknowledges and agrees that from and after the Closing, LSG shall be entitled to possession of all documents, books, records (including tax records), agreements and financial data of any sort relating to the Corporation.

(b) Form 8-K Filing. Within four business days of the Closing, LSG shall cause a Form 8-K to be filed with the SEC on behalf of the Corporation with respect to it having undergone a change of control.

(c) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing involving the Corporation, the other Parties shall cooperate with it and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the

sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 1).

9. CONDITIONS TO OBLIGATION TO CLOSE

(a) Conditions to Obligation of LSG. The obligations of LSG to consummate the transactions to be performed by LSG in connection with the Closing are subject to satisfaction of the following conditions:

(i) the representations and warranties of the Corporation set forth in Section 4 shall be true and correct in all material respects at and as of the Closing;

(ii) each of the Pre-Closing Covenants to be complied with by the Corporation set forth in Section 7 shall have been satisfied;

(iii) the Corporation shall have performed and complied with all of the Corporation's covenants hereunder in all material respects through the Closing;

(iv) the Corporation shall have procured all of the third party consents required in order to effect the Closing;

(v) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent the consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of LSG to own the Shares and to control the Corporation, or (D) affect adversely the right of the Corporation to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

(vi) there shall not have been any occurrence, event, incident, action, failure to act or transaction since September 30, 2014 which has had or is reasonably likely to cause a material adverse effect on the business, assets, properties, financial condition or results of operations of the Corporation;

(vii) LSG shall have completed its business, accounting and legal due diligence review of the Corporation, and the results thereof shall be reasonably satisfactory to LSG;

(viii) LSG shall have received such pay-off letters and releases relating to the liabilities of the Corporation as it shall have reasonably requested and such pay-off letters and releases shall be in form and substance satisfactory to LSG;

(ix) LSG shall have had the opportunity to conduct UCC, judgment lien and tax lien searches with respect to the Corporation, the results of which indicate no liens on the assets of the Corporation;

(x) the Corporation's common stock shall be quoted on the OTCQB as of the Closing and current bid and ask quotations shall be posted for the Corporation's common stock on www.otcmarkets.com;

(xi) all actions to be taken by the Corporation in connection with consummating the transactions contemplated by this Agreement and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to LSG;

(xii) immediately prior to the Closing, there shall be no more than 11,509,000 shares of the Corporation's common stock issued and outstanding.

LSG may waive in writing any condition specified in this Section 9(a) at or prior to the Closing.

(b) Conditions to Obligation of the Corporation. The obligations of the Corporation to consummate the transactions to be performed by the Corporation in connection with the Closing are subject to satisfaction of the following conditions:

(i) the representations and warranties of LSG set forth in Section 5 shall be true and correct in all material respects at and as of the Closing;

(ii) LSG shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent the consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect); and

(iv) all actions to be taken by LSG in connection with consummating the transactions contemplated by this Agreement and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be satisfactory in form and substance to the Corporation.

The Corporation may waive in writing any condition specified in this Section 9(b) at or prior to the Closing.

10. TERMINATION

(a) Termination of Agreement. This Agreement may be terminated as follows:

(i) LSG and the Corporation may terminate this Agreement by mutual written agreement at any time prior to the Closing; and

(ii) LSG may terminate this Agreement by giving written notice to the Corporation at any time prior to the Closing for any reason whatsoever.

(b) Effect of Termination. If this Agreement is terminated pursuant to this Section 10, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party, except for any liability of any Party that is then in breach.

11. GENERAL PROVISIONS

(a) Execution and Delivery by Electronic Transmission. The execution and delivery of this Agreement by electronic transmission shall constitute legal, valid and binding execution and delivery for all purposes.

(b) Confidentiality; Press Releases and Public Announcements. Except as and to the extent required by law, no Party shall disclose or use and shall direct its representatives not to disclose or use any information with respect to the transactions contemplated by this Agreement, without the consent of the other Party.

(c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e) Enurement and Assignment. This Agreement shall be binding upon and enure to the benefit of the Parties and their respective heirs, executors, administrators, successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other Parties; provided, however, that LSG may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates, and (ii) designate one or more of its affiliates to perform its obligations hereunder, but no such assignment shall operate to release LSG or such affiliates from any

obligation hereunder unless and only to the extent that the Corporation agree in writing.

(f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(g) Headings. The Section headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Time. Time shall be of the essence of this Agreement.

(i) Notices. All notices, requests, demands, claims, instructions and other communications given under this Agreement shall be in writing and shall be deemed given if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Baker or the Corporation:

International Gold Corp.
666 Burrard Street, Suite 600
Vancouver, British Columbia, Canada V6E 4M3

Attention: Robert M. Baker
Email: bobbaker@internationalgoldcorp.com

If to LSG:

Lode Star Gold, Inc.
17213 Bending Oak Court
Cypress, Texas, USA 77429

Attention: Lonnie Humphries
Email: lonniehumphries@msn.com

Each Party may send any notice, request, demand, claim, instruction or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, courier, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Each Party may change the address to which notices, requests, demands, claims or other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No

waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder, or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant. Nothing supplied by Baker or the Corporation in connection with LSG's due diligence review shall be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

(m) Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States, Canada or any state or province thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF the Parties have duly executed this Agreement on the date first written above.

LODE STAR GOLD, INC.

Per: ______________________
Name: Lonnie Humphries
Title: President

INTERNATIONAL GOLD CORP.

Per: ______________________
Name: Robert Baker
Title: President